PBF Energy Reports Fourth Quarter 2019 Results, Declares Dividend of $0.30 Per Share

•	Fourth quarter income from operations of $123.0 million (excluding special items, fourth quarter income from operations of $149.8 million)

•	Completed acquisition of the Martinez refinery

•	Raised $1 billion dollars through successful bond offering

•	Declares quarterly dividend of $0.30 per share

PARSIPPANY, NJ - February 13, 2020 - PBF Energy Inc. (NYSE:PBF) today reported fourth quarter 2019 income from operations of $123.0 million as compared to loss from operations of $446.2 million for the fourth quarter of 2018. Excluding special items, fourth quarter 2019 income from operations was $149.8 million as compared to income from operations of $213.3 million for the fourth quarter of 2018.

The company reported fourth quarter 2019 net income of $69.1 million and net income attributable to PBF Energy Inc. of $53.0 million or $0.44 per share. This compares to net loss of $346.7 million, and net loss attributable to PBF Energy Inc. of $353.8 million or $2.97 per share for the fourth quarter of 2018. Special items in the fourth quarter 2019 results, which decreased net income by a net, after-tax charge of $20.2 million, or $0.16 per share, consisted of a lower-of-cost-or-market ("LCM") inventory adjustment. Adjusted fully-converted net income for the fourth quarter 2019, excluding special items, was $73.6 million, or $0.60 per share on a fully-exchanged, fully-diluted basis, as described below, compared to an adjusted fully-converted net income of $125.8 million or $1.03 per share, for the fourth quarter 2018.

Tom Nimbley, PBF Energy's Chairman and CEO, said, “We ended 2019 with strong results. By strategically advancing maintenance into the first half of 2019 we gave ourselves a clear runway for the second half of the year and into 2020.” Mr. Nimbley continued, “Looking forward, our outlook remains positive. The turmoil we experienced in January should begin to subside as we move past the market disruptions and into seasonally higher demand. We have started to see impacts of the IMO marine fuel regulation change and we expect those to become more apparent as the market continues to adapt to the new realities of lower-sulfur product demand and shifting appetites for various qualities of feedstocks. Finally, PBF Energy successfully completed the acquisition of the Martinez refinery and we welcome our newest employees and assets to the PBF family.”

Income from operations was $649.0 million for the year-ended December 31, 2019 as compared to income from operations of $358.1 million for the year-ended December 31, 2018. Excluding special items, income from operations was $365.7 million for the year-ended December 31, 2019 as compared to income from operations of $717.9 million for the year-ended December 31, 2018. Adjusted fully-converted net income for the year ended December 31, 2019, excluding special items, was $109.3 million, or $0.90 per share on a fully-exchanged, fully-diluted basis, as compared to adjusted fully-converted net income, excluding special items, of $387.0 million, or $3.26 per share, for the year ended December 31, 2018. PBF Energy's financial results reflect the consolidation of PBF Logistics LP (NYSE: PBFX), a master limited partnership of which PBF indirectly owns the general partner and approximately 48% of the limited partner interests as of December 31, 2019.

Strategic and Corporate Update
On February 1, 2020, PBF Energy announced that its subsidiary completed the acquisition of the 157,000 barrel-per-day Martinez refinery, and related logistics assets. With the acquisition, PBF increased its total throughput capacity to more than one million barrels per day and becomes the most complex independent refiner with a consolidated Nelson Complexity of 12.8.

In January of 2020, PBF Energy's indirect subsidiary, PBF Holding Company LLC, successfully raised $1.0 billion in aggregate principal amount of 6.00% senior unsecured notes due 2028 (the “2028 Senior Notes”) in a private offering. The company intends to use the net proceeds from the offering to fund the redemption of its outstanding 7.00% Senior Notes due 2023 (the “2023 Notes”) and for general corporate purposes, including to pay a portion of the cash consideration for the acquisition of the Martinez refinery and related logistics assets.

Throughput Guidance
For the first quarter 2020, we expect East Coast total throughput to average 345,000 to 365,000 barrels per day; Mid-Continent total throughput is expected to average 95,000 to 105,000 barrels per day; Gulf Coast total throughput is expected to average 165,000 to 175,000 barrels per day; and West Coast total throughput is expected to average 260,000 to 280,000 barrels per day.

For the full-year 2020, East Coast total throughput is expected to average 350,000 to 370,000 barrels per day; Mid-Continent total throughput is expected to average 135,000 to 145,000 barrels per day; Gulf Coast total throughput is expected to average 180,000 to 190,000 barrels per day; and West Coast total throughput is expected to average 290,000 to 310,000 barrels per day.

First quarter and full-year throughput guidance for the West Coast region reflects the expected throughput of the Martinez refinery from the date of closing.

PBF Energy Inc. Declares Dividend
The company announced today that it will pay a quarterly dividend of $0.30 per share of Class A common stock on March 17, 2020, to holders of record as of February 25, 2020.

Adjusted Fully-Converted Results
Adjusted fully-converted results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to Non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Fully-Converted Net Income, Adjusted Fully-Converted Net Income excluding special items, Adjusted Fully-Converted Net Income per fully-exchanged, fully-diluted share, gross refining margin, gross refining margin excluding special items, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization), EBITDA excluding special items and Adjusted EBITDA. PBF believes that Non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF's Non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the Non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
PBF Energy's senior management will host a conference call and webcast regarding quarterly results and other business matters on Thursday, February 13, 2020, at 8:30 a.m. ET. The call is being webcast and can be accessed at PBF Energy's website, http://www.pbfenergy.com. The call can also be accessed by dialing (866) 518-6930 or (203) 518-9797, conference ID: PBFQ419. The audio replay will be available two hours after the end of the call through February 27, 2020, by dialing (800) 723-0528 or (402) 220-2654.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company's filings with the SEC, as well as the risks disclosed in PBF Logistics LP's SEC filings and any impact PBF Logistics LP may have on the company's credit rating, cost of funds, employees, customers and vendors; risk relating to the securities markets generally; and the impact of adverse market conditions affecting the company, unanticipated developments, regulatory approvals, changes in laws and other events that negatively impact the company. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy Inc. also currently indirectly owns the general partner and approximately 48% of the limited partnership interest of PBF Logistics LP (NYSE: PBFX).

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenues	$6,301.5	$6,292.9	$24,508.2	$27,186.1

Cost and expenses:
Cost of products and other	5,522.3	6,102.7	21,387.5	24,503.4
Operating expenses (excluding depreciation and amortization expense as reflected below)	433.6	452.8	1,782.3	1,721.0
Depreciation and amortization expense	110.4	95.3	425.3	359.1
Cost of sales	6,066.3	6,650.8	23,595.1	26,583.5
General and administrative expenses (excluding depreciation and amortization expense as reflected below)	108.1	85.6	284.0	277.0
Depreciation and amortization expense	3.0	2.7	10.8	10.6
Change in contingent consideration	(0.8)	—	(0.8)	—
Loss (gain) on sale of assets	1.9	—	(29.9)	(43.1)
Total cost and expenses	6,178.5	6,739.1	23,859.2	26,828.0

Income (loss) from operations	123.0	(446.2)	649.0	358.1

Other income (expense):
Interest expense, net	(38.3)	(41.0)	(159.6)	(169.9)
Change in Tax Receivable Agreement liability	—	6.1	—	13.9
Change in fair value of catalyst obligations	(3.3)	(0.2)	(9.7)	5.6
Other non-service components of net periodic benefit cost	—	0.3	(0.2)	1.1
Income (loss) before income taxes	81.4	(481.0)	479.5	208.8
Income tax expense (benefit)	12.3	(134.3)	104.3	33.5
Net income (loss)	69.1	(346.7)	375.2	175.3
Less: net income attributable to noncontrolling interests	16.1	7.1	55.8	47.0
Net income (loss) attributable to PBF Energy Inc. stockholders	$53.0	$(353.8)	$319.4	$128.3

Net income (loss) available to Class A common stock per share:
Basic	$0.44	$(2.97)	$2.66	$1.11
Diluted	$0.44	$(2.97)	$2.64	$1.10
Weighted-average shares outstanding-basic	119,858,394	119,066,695	119,887,646	115,190,262
Weighted-average shares outstanding-diluted	121,987,940	119,066,695	121,853,299	118,773,606

Dividends per common share	$0.30	$0.30	$1.20	$1.20

Adjusted fully-converted net income (loss) and adjusted fully-converted net income (loss) per fully exchanged, fully diluted shares outstanding (Note 1):
Adjusted fully-converted net income (loss)	$53.4	$(357.7)	$322.2	$131.0
Adjusted fully-converted net income (loss) per fully exchanged, fully diluted share	$0.44	$(2.97)	$2.64	$1.10
Adjusted fully-converted shares outstanding - diluted (Note 6)	121,987,940	120,273,021	121,853,299	118,773,606

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in millions, except share and per share data)

		Three Months Ended		Year Ended
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED FULLY-CONVERTED NET INCOME (LOSS) AND ADJUSTED FULLY-CONVERTED NET INCOME EXCLUDING SPECIAL ITEMS (Note 1)		December 31,		December 31,
		2019	2018	2019	2018
Net income (loss) attributable to PBF Energy Inc. stockholders		$53.0	$(353.8)	$319.4	$128.3
Less:	Income allocated to participating securities	0.1	0.1	0.5	0.7
Income (loss) available to PBF Energy Inc. stockholders - basic		52.9	(353.9)	318.9	127.6
Add:	Net income (loss) attributable to noncontrolling interest (Note 2)	0.7	(5.1)	4.3	4.6
Less:	Income tax (expense) benefit (Note 3)	(0.2)	1.3	(1.0)	(1.2)
Adjusted fully-converted net income (loss)		$53.4	$(357.7)	$322.2	$131.0
Special Items (Note 4):
Add:	Non-cash LCM inventory adjustment	26.8	651.8	(250.2)	351.3
Add:	Change in Tax Receivable Agreement liability	—	(6.1)	—	(13.9)
Add:	Gain on Torrance land sale	—	—	(33.1)	(43.8)
Add:	Early railcar return expense	—	7.7	—	52.3
Less:	Recomputed income taxes on special items (Note 3)	(6.6)	(169.9)	70.4	(89.9)
Adjusted fully-converted net income excluding special items		$73.6	$125.8	$109.3	$387.0

Weighted-average shares outstanding of PBF Energy Inc.		119,858,394	119,066,695	119,887,646	115,190,262
Conversion of PBF LLC Series A Units (Note 5)		1,211,310	1,206,326	1,207,581	1,938,089
Common stock equivalents (Note 6)		918,236	1,749,607	758,072	1,645,255
Fully-converted shares outstanding - diluted		121,987,940	122,022,628	121,853,299	118,773,606

Adjusted fully-converted net income (loss) per fully exchanged, fully diluted shares outstanding (Note 6)		$0.44	$(2.97)	$2.64	$1.10

Adjusted fully-converted net income excluding special items per fully exchanged, fully diluted shares outstanding (Note 4, 6)		$0.60	$1.03	$0.90	$3.26

		Three Months Ended		Year Ended
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO INCOME FROM OPERATIONS EXCLUDING SPECIAL ITEMS		December 31,		December 31,
		2019	2018	2019	2018
Income (loss) from operations		$123.0	$(446.2)	$649.0	$358.1
Special Items (Note 4):
Add:	Non-cash LCM inventory adjustment	26.8	651.8	(250.2)	351.3
Add:	Gain on Torrance land sale	—	—	(33.1)	(43.8)
Add:	Early railcar return expense	—	7.7	—	52.3
Income from operations excluding special items		$149.8	$213.3	$365.7	$717.9

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA RECONCILIATIONS (Note 7)
(Unaudited, in millions)

		Three Months Ended		Year Ended
		December 31,		December 31,
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND EBITDA EXCLUDING SPECIAL ITEMS		2019	2018	2019	2018
Net income (loss)		$69.1	$(346.7)	$375.2	$175.3
Add:	Depreciation and amortization expense	113.4	98.0	436.1	369.7
Add:	Interest expense, net	38.3	41.0	159.6	169.9
Add:	Income tax expense (benefit)	12.3	(134.3)	104.3	33.5
EBITDA		$233.1	$(342.0)	$1,075.2	$748.4
Special Items (Note 4):
Add:	Non-cash LCM inventory adjustment	26.8	651.8	(250.2)	351.3
Add:	Change in Tax Receivable Agreement liability	—	(6.1)	—	(13.9)
Add:	Gain on Torrance land sale	—	—	(33.1)	(43.8)
Add:	Early railcar return expense	—	7.7	—	52.3
EBITDA excluding special items		$259.9	$311.4	$791.9	$1,094.3

		Three Months Ended		Year Ended
		December 31,		December 31,
RECONCILIATION OF EBITDA TO ADJUSTED EBITDA		2019	2018	2019	2018
EBITDA		$233.1	$(342.0)	$1,075.2	$748.4
Add:	Stock-based compensation	8.9	7.4	37.3	26.0
Add:	Net non-cash change in fair value of catalyst obligations	3.3	0.2	9.7	(5.6)
Add:	Non-cash LCM inventory adjustment (Note 4)	26.8	651.8	(250.2)	351.3
Add:	Change in Tax Receivable Agreement liability (Note 4)	—	(6.1)	—	(13.9)
Adjusted EBITDA		$272.1	$311.3	$872.0	$1,106.2

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in millions)

	December 31,	December 31,
	2019	2018
Balance Sheet Data:
Cash and cash equivalents	$814.9	$597.3
Inventories	2,122.2	1,865.8
Total assets	9,132.4	8,005.4
Total debt	2,064.9	1,933.7

Total equity	3,585.5	3,248.5
Total equity excluding special items (Note 4, 13)	$3,675.8	$3,551.7

Total debt to capitalization ratio (Note 13)	37%	37%
Total debt to capitalization ratio, excluding special items (Note 13)	36%	35%
Net debt to capitalization ratio (Note 13)	26%	29%
Net debt to capitalization ratio, excluding special items (Note 13)	25%	27%

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in millions)

	Year Ended December 31,
	2019	2018
Cash flows provided by operations	$933.5	$838.0
Cash flows used in investing activities	(712.6)	(685.6)
Cash flows used in financing activities	(3.3)	(128.1)
Net increase in cash and cash equivalents	217.6	24.3
Cash and cash equivalents, beginning of period	597.3	573.0
Cash and cash equivalents, end of period	$814.9	$597.3

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATING FINANCIAL INFORMATION (Note 8)
(Unaudited, in millions)

	Three Months Ended December 31, 2019
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$6,286.2	$92.2	$—	$(76.9)	$6,301.5
Depreciation and amortization expense	98.4	12.0	3.0	—	113.4
Income (loss) from operations	184.9	42.9	(104.8)	—	123.0
Interest expense, net	0.6	13.1	24.6	—	38.3
Capital expenditures	108.7	8.5	1.9	—	119.1

	Three Months Ended December 31, 2018
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$6,281.5	$80.0	$—	$(68.6)	$6,292.9
Depreciation and amortization expense	86.7	8.6	2.7	—	98.0
Income (loss) from operations (Note 15)	(397.7)	38.6	(82.4)	(4.7)	(446.2)
Interest expense, net	1.1	12.1	27.8	—	41.0
Capital expenditures (Note 17)	175.2	89.1	1.5	—	265.8

	Year Ended December 31, 2019
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$24,468.9	$340.2	$—	$(300.9)	$24,508.2
Depreciation and amortization expense	386.7	38.6	10.8	—	436.1
Income (loss) from operations (Note 14, 15)	767.9	159.3	(270.3)	(7.9)	649.0
Interest expense, net	1.3	51.1	107.2	—	159.6
Capital expenditures	708.9	31.7	8.3	—	748.9

	Year Ended December 31, 2018
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$27,162.1	$283.4	$—	$(259.4)	$27,186.1
Depreciation and amortization expense	329.3	29.8	10.6	—	369.7
Income (loss) from operations (Note 15)	498.2	143.9	(266.2)	(17.8)	358.1
Interest expense, net	7.6	43.0	119.3	—	169.9
Capital expenditures (Note 17)	552.0	175.7	6.2	—	733.9

	Balance at December 31, 2019
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets (Note 14)	$8,154.8	$973.0	$52.7	$(48.1)	$9,132.4

	Balance at December 31, 2018
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets (Note 16)	$6,988.0	$956.4	$98.1	$(37.1)	$8,005.4

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
Market Indicators (dollars per barrel) (Note 9)	2019	2018	2019	2018
Dated Brent Crude	$63.22	$68.70	$64.34	$71.34
West Texas Intermediate (WTI) crude oil	$56.88	$59.98	$57.03	$65.20
Light Louisiana Sweet (LLS) crude oil	$60.65	$67.51	$62.67	$70.23
Alaska North Slope (ANS) crude oil	$64.32	$69.53	$65.00	$71.54
Crack Spreads:
Dated Brent (NYH) 2-1-1	$12.56	$10.19	$12.68	$13.17
WTI (Chicago) 4-3-1	$10.97	$11.75	$15.25	$14.84
LLS (Gulf Coast) 2-1-1	$12.78	$9.35	$12.43	$12.30
ANS (West Coast) 4-3-1	$18.35	$11.82	$18.46	$15.48
Crude Oil Differentials:
Dated Brent (foreign) less WTI	$6.34	$8.72	$7.31	$6.14
Dated Brent less Maya (heavy, sour)	$10.23	$6.19	$6.76	$8.70
Dated Brent less WTS (sour)	$6.07	$15.38	$8.09	$13.90
Dated Brent less ASCI (sour)	$5.56	$4.45	$3.73	$4.64
WTI less WCS (heavy, sour)	$19.18	$34.67	$13.61	$26.93
WTI less Bakken (light, sweet)	$1.04	$8.48	$0.66	$2.86
WTI less Syncrude (light, sweet)	$1.65	$19.19	$0.18	$6.84
WTI less LLS (light, sweet)	$(3.77)	$(7.53)	$(5.64)	$(5.03)
WTI less ANS (light, sweet)	$(7.44)	$(9.55)	$(7.97)	$(6.34)
Natural gas (dollars per MMBTU)	$2.41	$3.72	$2.53	$3.07

Key Operating Information
Production (barrels per day ("bpd") in thousands)	852.1	850.8	825.2	854.5
Crude oil and feedstocks throughput (bpd in thousands)	843.0	842.7	823.1	849.7
Total crude oil and feedstocks throughput (millions of barrels)	77.5	77.5	300.4	310.0
Consolidated gross margin per barrel of throughput	$3.04	$(4.62)	$3.04	$1.94
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$9.31	$10.00	$8.51	$9.09
Refinery operating expense, per barrel of throughput (Note 11)	$5.28	$5.56	$5.61	$5.34
Crude and feedstocks (% of total throughput) (Note 12)
Heavy	33%	35%	32%	36%
Medium	25%	30%	28%	30%
Light	28%	22%	26%	21%
Other feedstocks and blends	14%	13%	14%	13%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput)
Gasoline and gasoline blendstocks	51%	50%	49%	50%
Distillates and distillate blendstocks	33%	33%	32%	32%
Lubes	1%	1%	1%	1%
Chemicals	2%	2%	2%	2%
Other	14%	15%	16%	16%
Total yield	101%	101%	100%	101%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Supplemental Operating Information - East Coast (Delaware City and Paulsboro)
Production (bpd in thousands)	355.2	327.5	330.9	340.2
Crude oil and feedstocks throughput (bpd in thousands)	357.0	331.2	336.4	344.7
Total crude oil and feedstocks throughput (millions of barrels)	32.8	30.5	122.8	125.8
Gross margin per barrel of throughput	$3.73	$(11.54)	$0.33	$0.25
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$8.16	$8.55	$5.90	$7.43
Refinery operating expense, per barrel of throughput (Note 11)	$4.43	$5.12	$4.92	$4.68
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	25%	26%	22%	27%
Medium	28%	47%	40%	47%
Light	29%	9%	20%	8%
Other feedstocks and blends	18%	18%	18%	18%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	47%	46%	45%	46%
Distillates and distillate blendstocks	36%	33%	33%	33%
Lubes	2%	2%	2%	2%
Chemicals	1%	1%	1%	1%
Other	13%	17%	17%	17%
Total yield	99%	99%	98%	99%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	152.2	152.9	155.5	151.5
Crude oil and feedstocks throughput (bpd in thousands)	149.6	149.8	153.0	149.6
Total crude oil and feedstocks throughput (millions of barrels)	13.8	13.8	55.9	54.6
Gross margin per barrel of throughput	$3.93	$(9.90)	$7.24	$5.07
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$9.42	$17.76	$12.26	$13.46
Refinery operating expense, per barrel of throughput (Note 11)	$5.11	$5.30	$5.10	$5.12
Crude and feedstocks (% of total throughput) (Note 12):
Medium	30%	30%	30%	32%
Light	69%	68%	69%	66%
Other feedstocks and blends	1%	2%	1%	2%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	54%	52%	52%	53%
Distillates and distillate blendstocks	37%	37%	36%	35%
Chemicals	6%	6%	6%	5%
Other	5%	7%	8%	8%
Total yield	102%	102%	102%	101%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Supplemental Operating Information - Gulf Coast (Chalmette)
Production (bpd in thousands)	171.0	192.1	179.1	189.2
Crude oil and feedstocks throughput (bpd in thousands)	167.7	188.7	177.9	185.6
Total crude oil and feedstocks throughput (millions of barrels)	15.4	17.3	64.9	67.7
Gross margin per barrel of throughput	$0.76	$0.27	$0.93	$(0.27)
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$6.05	$5.83	$5.87	$6.41
Refinery operating expense, per barrel of throughput (Note 11)	$5.16	$4.65	$4.95	$4.66
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	36%	38%	35%	39%
Medium	28%	18%	23%	19%
Light	20%	29%	25%	29%
Other feedstocks and blends	16%	15%	17%	13%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	46%	44%	45%	43%
Distillates and distillate blendstocks	33%	36%	33%	34%
Chemicals	1%	1%	2%	1%
Other	22%	21%	21%	24%
Total yield	102%	102%	101%	102%

Supplemental Operating Information - West Coast (Torrance)
Production (bpd in thousands)	173.7	178.3	159.7	173.6
Crude oil and feedstocks throughput (bpd in thousands)	168.7	173.0	155.8	169.8
Total crude oil and feedstocks throughput (millions of barrels)	15.5	15.9	56.8	61.9
Gross margin per barrel of throughput	$(0.09)	$5.09	$3.96	$2.33
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$14.85	$10.57	$13.38	$11.60
Refinery operating expense, per barrel of throughput (Note 11)	$7.34	$7.61	$8.34	$7.61
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	77%	78%	80%	81%
Medium	10%	10%	8%	7%
Other feedstocks and blends	13%	12%	12%	12%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	63%	60%	60%	59%
Distillates and distillate blendstocks	24%	28%	26%	28%
Other	16%	15%	17%	15%
Total yield	103%	103%	103%	102%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT (Note 10)
(Unaudited, in millions, except per barrel amounts)

	Three Months Ended		Three Months Ended
	December 31, 2019		December 31, 2018
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$6,301.5	$81.26	$6,292.9	$81.16
Less: Cost of sales	6,066.3	78.22	6,650.8	85.78
Consolidated gross margin	$235.2	$3.04	$(357.9)	$(4.62)
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$235.2	$3.04	$(357.9)	$(4.62)
Add: PBFX operating expense	31.8	0.41	27.0	0.35
Add: PBFX depreciation expense	12.0	0.15	8.6	0.11
Less: Revenues of PBFX	(92.2)	(1.19)	(80.0)	(1.03)
Add: Refinery operating expense	409.4	5.28	430.9	5.56
Add: Refinery depreciation expense	98.4	1.27	86.7	1.12
Gross refining margin	$694.6	$8.96	$115.3	$1.49
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment	26.8	0.35	651.8	8.41
Add: Early railcar return expense	—	—	7.7	0.10
Gross refining margin excluding special items	$721.4	$9.31	$774.8	$10.00

	Year Ended		Year Ended
	December 31, 2019		December 31, 2018
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$24,508.2	$81.58	$27,186.1	$87.67
Less: Cost of sales	23,595.1	78.54	26,583.5	85.73
Consolidated gross margin	$913.1	$3.04	$602.6	$1.94
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$913.1	$3.04	$602.6	$1.94
Add: PBFX operating expense	118.7	0.40	84.4	0.27
Add: PBFX depreciation expense	38.6	0.13	29.4	0.09
Less: Revenues of PBFX	(340.2)	(1.13)	(281.5)	(0.91)
Add: Refinery operating expense	1,684.3	5.61	1,654.8	5.34
Add: Refinery depreciation expense	386.7	1.29	329.7	1.06
Gross refining margin	$2,801.2	$9.34	$2,419.4	$7.79
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment	(250.2)	(0.83)	351.3	1.13
Add: Early railcar return expense	—	—	52.3	0.17
Gross refining margin excluding special items	$2,551.0	$8.51	$2,823.0	$9.09

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES

(1) Adjusted fully-converted information is presented in this table as management believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to investors to compare our results across the periods presented and facilitates an understanding of our operating results. We also use these measures to evaluate our operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The differences between adjusted fully-converted and GAAP results are explained in footnotes 2 through 6.

(2) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC ("PBF LLC") other than PBF Energy Inc., as if such members had fully exchanged their PBF LLC Series A Units for shares of PBF Energy's Class A common stock.

(3) Represents an adjustment to reflect PBF Energy’s annualized statutory corporate tax rate of approximately 24.9% and 26.0% for the 2019 and 2018 periods, respectively, applied to net income attributable to noncontrolling interest for all periods presented. The adjustment assumes the full exchange of existing PBF LLC Series A Units as described in footnote 2 above. Our statutory tax rates were reduced in 2018 as a result of the Tax Cuts and Jobs Act ("TCJA") enactment.

(4) The Non-GAAP measures presented include adjusted fully-converted net income excluding special items, income from operations excluding special items, EBITDA excluding special items and gross refining margin excluding special items. Special items for the periods presented relate to lower of cost or market ("LCM") inventory adjustments, gains on the sale of assets at our Torrance refinery, changes in the Tax Receivable Agreement liability and charges associated with the early return of certain leased railcars, as discussed further below. Additionally, the cumulative effects of all current and prior period special items on equity are shown in footnote 13.

Although we believe that Non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for useful period-over-period comparisons, such Non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

Special Items:

LCM inventory adjustment - LCM is a GAAP requirement related to inventory valuation that mandates inventory to be stated at the lower of cost or market. Our inventories are stated at the lower of cost or market. Cost is determined using last-in, first-out ("LIFO") inventory valuation methodology, in which the most recently incurred costs are charged to cost of sales and inventories are valued at base layer acquisition costs. Market is determined based on an assessment of the current estimated replacement cost and net realizable selling price of the inventory. In periods where the market price of our inventory declines substantially, cost values of inventory may exceed market values. In such instances, we record an adjustment to write down the value of inventory to market value in accordance with GAAP. In subsequent periods, the value of inventory is reassessed and an LCM inventory adjustment is recorded to reflect the net change in the LCM inventory reserve between the prior period and the current period.

The following table includes the LCM inventory reserve as of each date presented (in millions):

2019	2018
January 1,	$651.8	$300.5
September 30,	374.8	—
December 31,	401.6	651.8

The following table includes the corresponding impact of changes in the LCM inventory reserve on income (loss) from operations and net income (loss) for the periods presented (in millions):

Three Months Ended December 31,	Year Ended December 31,

2019	2018	2019	2018
Net LCM inventory adjustment (charge) benefit in income (loss) from operations	$(26.8)	$(651.8)	$250.2	$(351.3)
Net LCM inventory adjustment (charge) benefit in net income (loss)	(20.2)	(482.3)	188.0	(260.0)

Gain on Torrance land sale - During the years ended December 31, 2019 and 2018, respectively, we recorded a gain on the sale of two separate parcels of real property acquired as part of the Torrance refinery, but not part of the refinery itself. The gain increased income from operations and net income by $33.1 million and $24.9 million, respectively, during the year ended December 31, 2019. The gain increased income from operations and net income by $43.8 million and $32.4 million, respectively, during the year ended December 31, 2018.

Early Return of Railcars - During the three months and year ended December 31, 2018 we recognized certain expenses within Cost of sales associated with the voluntary early return of certain leased railcars, which decreased income from operations by $7.7 million and $52.3 million ($5.7 million and $38.7 million, net of tax), respectively. There were no such expenses in the year ended December 31, 2019.

Change in Tax Receivable Agreement liability - During the three months and year ended December 31, 2018 we recorded a change in the Tax Receivable Agreement liability that increased income before income taxes by $6.1 million and $13.9 million ($4.5 million and $10.3 million, net of tax), respectively. There were no such expenses in the year ended December 31, 2019.

Recomputed Income taxes on special items - The income tax impact of the special items were calculated using the tax rates shown in footnote 3 above.

(5) Represents an adjustment to weighted-average diluted shares outstanding to assume the full exchange of existing PBF LLC Series A Units as described in footnote 2 above.

(6) Represents weighted-average diluted shares outstanding assuming the conversion of all common stock equivalents, including options and warrants for PBF LLC Series A Units and performance share units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method (to the extent the impact of such exchange would not be anti-dilutive) for the three months and years ended December 31, 2019 and 2018, respectively. Common stock equivalents exclude the effects of performance share units and options and warrants to purchase 6,734,276 and 6,765,526 shares of PBF Energy Class A common stock and PBF LLC Series A Units because they are anti-dilutive for the three months and year ended December 31, 2019, respectively. Common stock equivalents exclude the effects of options and warrants to purchase 1,278,242 and 1,293,242 shares of PBF Energy Class A common stock and PBF LLC Series A Units because they are anti-dilutive for the three months and year ended December 31, 2018, respectively. For periods showing a net loss, all common stock equivalents and unvested restricted stock are considered anti-dilutive.

(7) EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA are supplemental measures of performance that are not required by, or presented in accordance with GAAP. Adjusted EBITDA is defined as EBITDA before adjustments for items such as stock-based compensation expense, the non-cash change in the fair value of catalyst obligations, the write down of inventory to the LCM, changes in the liability for Tax Receivable Agreement due to factors out of our control such as changes in tax rates, debt extinguishment costs related to refinancing activities, and certain other non-cash items. We use these Non-GAAP financial measures as a supplement to our GAAP results in order to provide additional metrics on factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(8) We operate in two reportable segments: Refining and Logistics. Our operations that are not included in the Refining and Logistics segments are included in Corporate. As of December 31, 2019, the Refining segment includes the operations of our oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey, Toledo, Ohio, Chalmette, Louisiana and Torrance, California. The Logistics segment includes the operations of PBF Logistics LP ("PBFX"), a growth-oriented master limited partnership which owns or leases, operates, develops and acquires crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets. PBFX's assets primarily consist of rail and truck terminals and unloading racks, storage facilities and pipelines, a substantial portion of which were acquired from or contributed by PBF LLC and are located at, or nearby, our refineries. PBFX provides various rail, truck and marine terminaling services, pipeline transportation services and storage services to PBF Holding and/or its subsidiaries and third party customers through fee-based commercial agreements.

PBFX currently does not generate significant third party revenue and intersegment related-party revenues are eliminated in consolidation. From a PBF Energy perspective, our chief operating decision maker evaluates the Logistics segment as a whole without regard to any of PBFX’s individual operating segments.

(9) As reported by Platts.

(10) Gross refining margin and gross refining margin per barrel of throughput are Non-GAAP measures because they exclude refinery operating expenses, depreciation and amortization and gross margin of PBFX. Gross refining margin per barrel is gross refining margin, divided by total crude and feedstocks throughput. We believe they are important measures of operating performance and provide useful information to investors because gross refining margin per barrel is a helpful metric comparison to the industry refining margin benchmarks shown in the Market Indicators Tables, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner. Gross refining margin and gross refining margin per barrel of throughput have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(11) Represents refinery operating expenses, including corporate-owned logistics assets, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(12) We define heavy crude oil as crude oil with American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with API gravity between 24 and 35 degrees. We define light crude oil as crude oil with API gravity higher than 35 degrees.

(13) The total debt to capitalization ratio is calculated by dividing total debt by the sum of total debt and total equity. This ratio is a measurement that management believes is useful to investors in analyzing our leverage. Net debt and the net debt to capitalization ratio are Non-GAAP measures. Net debt is calculated by subtracting cash and cash equivalents from total debt. We believe these measurements are also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. Additionally, we have also presented the total debt to capitalization and net debt to capitalization ratios excluding the cumulative effects of special items on equity.

	December 31,	December 31,
	2019	2018
	(in millions)
Total debt	$2,064.9	$1,933.7
Total equity	3,585.5	3,248.5
Total capitalization	$5,650.4	$5,182.2

Total debt	$2,064.9	$1,933.7
Total equity excluding special items	3,675.8	3,551.7
Total capitalization excluding special items	$5,740.7	$5,485.4

Total equity	$3,585.5	$3,248.5
Special Items (Note 4)
Add: Non-cash LCM inventory adjustment	401.6	651.8
Add: Gain on Torrance land sale	(76.9)	(43.8)
Add: Change in Tax Receivable Agreement liability	(290.4)	(290.4)
Add: Debt extinguishment costs	25.5	25.5
Add: Early railcar return expense	52.3	52.3
Less: Recomputed income taxes on special items	(42.0)	(112.4)
Add: Net tax expense on TCJA related special items	20.2	20.2
Net impact of special items to equity	90.3	303.2
Total equity excluding special items	$3,675.8	$3,551.7

Total debt	$2,064.9	$1,933.7
Less: Cash and cash equivalents	814.9	597.3
Net Debt	$1,250.0	$1,336.4

Total debt to capitalization ratio	37%	37%
Total debt to capitalization ratio, excluding special items	36%	35%
Net debt to capitalization ratio	26%	29%
Net debt to capitalization ratio, excluding special items	25%	27%

(14) On April 24, 2019, PBFX entered into a contribution agreement with PBF LLC (the "TVPC Contribution Agreement"), pursuant to which PBF LLC contributed to PBFX all of the issued and outstanding limited liability company interests of TVP Holding Company LLC ("TVP Holding") for a total consideration of $200.0 million (the "TVPC Acquisition"). Prior to the TVPC Acquisition, TVP Holding owned a 50% equity interest in TVPC. Subsequent to the closing of the TVPC Acquisition on May 31, 2019, PBFX owns 100% of the equity interests in TVPC.

(15) Prior to the TVPC Contribution Agreement, the Logistics segment included 100% of the income from operations of TVPC, as TVPC was consolidated by PBFX. PBFX recorded net income attributable to noncontrolling interest for the 50% equity interest in TVPC held by PBF Holding. PBF Holding (included in the Refining segment) recorded equity income in investee related to its 50% noncontrolling ownership interest in TVPC. For purposes of the Company’s Consolidated Financial Statements, PBF Holding’s equity income in investee and PBFX’s net income attributable to noncontrolling interests eliminated in consolidation.

(16) Prior to the TVPC Contribution Agreement, the Logistics segment included 100% of the assets of TVPC, as TVPC was consolidated by PBFX. PBFX recorded a noncontrolling interest for the 50% equity interest in TVPC held by PBF Holding. PBF Holding (included in the Refining segment) recorded an equity investment in TVPC reflecting its noncontrolling ownership interest. For purposes of the Company’s Consolidated Financial Statements, PBFX’s noncontrolling interest in TVPC and PBF Holding’s equity investment in TVPC eliminated in consolidation.

(17) For the three months ended December 31, 2018, the Logistics segment includes capital expenditures of $75.0 million related to the PBFX acquisition of the East Coast Storage Assets on October 1, 2018. For the year ended December 31, 2018, the Logistics segment also includes capital expenditures of $58.4 million for the PBFX acquisition of the Knoxville Terminals on April 16, 2018.